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Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to all references to our firm included or incorporated by reference and to the reference to our firm as experts in the Registration Statement (No. 333-35270) of Forest Oil Corporation (the "Company"), including any Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company's offering of shares of common stock of the Company.

RYDER SCOTT COMPANY, L.P.

Denver, Colorado
January 7, 2003

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  Exhibit 23.1